                                                  AGREEMENT

This Agreement (“Agreement”) dated January 21, 2009 is made and entered into between Best Energy Services, Inc., a Nevada corporation with offices at
1010  Lamar Suite  1200  Houston, Texas  77002  (“BES” or the “Company”), and James W. Carroll  (“Carroll”) as follows:

                                                        W I T N E S S T H:

WHEREAS, Carroll was employed by BES as its Executive Vice President and Chief Financial  Officer  pursuant  to  an  Employment  Agreement  dated  March 5, 2008
 (the “Employment Agreement”) , a copy of which is attached hereto as Exhibit A; and

                WHEREAS, Carroll’s employment with BES terminated effective October 13, 2008; and

WHEREAS, Carroll and BES (hereinafter together referred to as the “Parties”) desire to modify the terms relating to the separation payment to be made to Carroll pursuant to Section 6 of the Employment Agreement in order to reduce the financial cost to the Company of the termination of Carroll’s employment; and

WHEREAS, in furtherance of such agreement, the Parties have agreed to the terms and conditions of this Agreement as set forth below;

Therefore, as material considerations and inducements to the execution and delivery of this Agreement and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby contract, covenant, and agree as follows:

1.    Capitalized Terms.   Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning set forth in the Employment Agreement.

2.   Termination.   Effective as of October 13, 2008 (hereinafter referred to as the “Termination Date”), Carroll’s status as an employee and officer of BES ceased in its entirety.

3.    Consideration.  Carroll shall be paid the following:

a)           Cash Payment.   In lieu of a severance payment under Section 6 of the Employment  Agreement,  Carroll  shall  be  paid  a  cash  settlement  in  the  amount  of $37,500.
This amount shall be paid upon execution of this Agreement.

(b)           Medical  Insurance.  Subject  to  the  terms  of  the  Company’s  medical insurance plan in effect as of the date hereof,  BES will pay for Carroll to remain covered under the Company’s current medical insurance plan  (at current levels of coverage) through February 28, 2009.

(c)           Reimbursement of Business Expenses.   BES will reimburse Carroll for valid out-of-pocket expenses incurred by Carroll in the performance of his duties under the Employment Agreement.

(d)           Taxes and Withholding.   The Company will determine whether the Cash Payment made to Carroll under this Agreement shall be considered compensation, subject to payroll taxes and federal income tax withholding, or shall be considered a payment not subject to tax withholding or payroll deductions.   If it is the former, the amounts will be reported to Carroll as salary on Form W-2 for 2009; if it is the latter, it will be reported to Carroll as income on Form 1099 for 2009.

The payments delivered pursuant to Paragraphs (a) through (d) above are referred to as the “Consideration.”   BES is not obligated to pay any of the Consideration if Carroll revokes       or  breaches this Agreement.   Carroll acknowledges the sufficiency of the Consideration together with  the  Release  and  Assignment  of  All  Claims  by  BES  in  Paragraph  (b)  hereof,  as consideration to him for executing this Agreement and agreeing to be bound by its terms.   BES acknowledges the sufficiency of Carroll’s eliminating his severance under Section  6 of the Employment Agreement and accepting the lesser amounts described in Paragraph 3 hereof, as consideration to BES for its executing the Agreement and agreeing to be bound by its terms.

                                                  Additionally, Carroll acknowledges and agrees that upon payment of the Consideration, he will have been paid all moneys owed to him pursuant to the Employment Agreement.

4.     Release.

                      (a)           Release and Assignment of All Claims by Carroll.   In consideration of BES’s  agreement  to  provide  the  Consideration  described  in  Paragraph3 of  this  Agreement and the Release and Assignment of All Claims by BES as set forth in Paragraph 4 (b)  hereof,  Carroll,  his  spouse,  heirs,  executors,  trustees,  assigns, and attorneys, if any  (collectively, the  “Releasors”), hereby release and forever discharge BES and all of its past, present and future officers, directors, stockholders,  partners,  representatives,  board  members,  subsidiaries,  parent  companies,  related  entities, insurance carriers, agents, servants, employees, successors, assigns, heirs, legatees, and attorneys, in their individual and official capacities (the “Released Parties”), from any and all claims, causes of action, lawsuits, proceedings, damages,  interests, benefits, and all other demands of any kind or character whatsoever, in law or in equity, in any way directly or indirectly related to or connected with his employment or  separation therefrom with the Released Parties, except for any claims arising under Paragraph  10 of this  Agreement.  This Release includes, without limitation, the following:

i)           Claims related to Carroll’s employment and/or the termination of his employment including, without limitation, any allegation of a violation of any employment,  bonus,  or  other  compensation  agreement  with  BES,  including, without limitation, the Employment Agreement;

(ii)           Claims  that  could  have  been  asserted  in  any  Charge  of Discrimination  filed  by  Carroll  with  the  Equal  Employment  Opportunity
Commission and/or the Texas Workforce Commission--Civil Rights Division;

(iii)           Claims arising under state or federal constitution or state or federal statute (including, without limitation, all tort claims), city ordinance, or public policy, including, without limitation, the Securities Exchange Act of  1934, as amended, the Employee Retirement Income Security Act of  1974,  29 U.S.C.
                §1001  et  seq.  and  claims  involving  employment  discrimination,  harassment, and/or retaliation of any form (including, without limitation, claims under the Age
                 Discrimination in Employment Act of 1967, 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964 as amended, 42 U.S.C. §2000e et seq., the Civil
                 Rights Act of 1870, 42 U.S.C. §1981, the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Family and Medical Leave Act of 1993, 29
                 U.S.C. §2601 et seq., the Equal Pay Act, 29 U.S.C. §206, the Texas Commission on Human Rights Act, Tex. Lab. Code Ann. §21.001 et seq., and/or
                 the Texas Workers’    Compensation Act, Tex. Lab. Code §451.001 et seq.);

(iv)           Claims arising under state or federal contract, tort, or common law, including,  without  limitation,  any  claim  of  breach  of  contract,  promissory estoppel, detrimental reliance, wrongful discharge, false imprisonment, assault, battery, intentional infliction of emotional distress, defamation, slander, libel, fraud, invasion of privacy, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, conversion, and tortious interference with any type of third-party relationship, as well as any and all damages that may arise out of any  such claims, including, without limitation, claims for economic loss, lost profits, loss  of  capital,  lost  wages,  lost  earning  capacity,  emotional  distress,  mental anguish, personal injuries, punitive damages, or any future damages;

(v)           Claims of retaliation of any nature, including, but not limited to, the anti-retaliatory provisions of the statues identified in Paragraph 4(a)(iii) of this
Agreement; and

(vi)           CLAIMS  OF  NEGLIGENCE  OF  ANY  KIND  INCLUDING, WITHOUT LIMITATION, GROSS NEGLIGENCE AGAINST BES BASED
UPON THE ACTION OR INACTION OF BES.

            The claims  described  in  Paragraph  4 (a)(i)  through(vi)  are  hereinafter  collectively referred to as the “Claims.”   This Agreement may be pleaded as, and shall constitute, an absolute and final bar to any and all lawsuits or administrative claims now pending, or that may hereafter be filed or prosecuted by Releasors against the Released Parties that
arose out of or in connection with any of the Claims.   Additionally, Carroll agrees that at no time subsequent to the execution of this Agreement will he permit the filing or maintenance, in any state, federal, or foreign court, or before any local, state, federal, or foreign administrative agency, or any other tribunal, of any charge, claim, or action of
any kind arising out of or in any way related to any of the Claims.   Finally, it is the intention of the Parties that this Agreement shall be construed as broadly and all encompassing as permitted by law and that, notwithstanding such intention, if it is found that any claim of any kind has not been released, Carroll agrees that any such claim is hereby assigned to BES, except for any claims arising under Paragraph  10 of this Agreement.    Nothing in this Agreement shall be construed to affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “Commission”), the National Labor Relations Board (the “NLRB”), or any other federal, state or local agency  with  similar  responsibilities  to  enforce  any  laws  pertaining  to  employment discrimination or retaliation, or union activity or participation.  Likewise, this waiver will not be used to justify interfering with the protected right of any employee to file a charge or participate in an investigation or proceeding conducted by the Commission, the NLRB or any similar agency; however, Carroll waives the right to any benefits or recovery arising out of any such proceeding.

                          b)           Release and Assignment of All Claims by BES.    In consideration of Carroll’s reducing the payments otherwise due to him by BES under Section 6 of the Employment Agreement and the Release and Assignment of all Claims by Carroll pursuant  to  Paragraph 4 (a),  BES,  its  past,  present  and  future  officers,  directors, stockholders, partners, representatives, board members, subsidiaries, parent companies, related entities, insurance carriers, agents, servants, employees, successors, assigns, heirs, legatees, and attorneys, hereby release Carroll and forever discharge him, his spouse, heirs, executors, trustees, and assigns from any and all claims, causes of action, lawsuits, proceedings, damages, interests, benefits, and all other demands of any kind or character whatsoever, in law or in equity, arising out of or relating in any manner whatsoever, directly or indirectly, to his employment with BES or service as a Director of BES, to the maximum extent permitted by law.   It is the intention of the Parties that this Agreement shall  be  construed  as  broadly  and  all-encompassing  as  permitted  by  law  and  that, notwithstanding such intention, if it is found that any claim of any kind has not been released, BES agrees that any such claim is hereby assigned to Carroll.

 5.    Director Resignation.  Carroll is currently a member of the Board of Directors of BES with a term of office expiring at the annual meeting of the Company’s stockholders in  2009. Upon execution of this Agreement by both Parties, Carroll shall resign as a director of BES.

 6.    No Future Employment.   Carroll agrees that BES has no obligation, contractual or otherwise, to employ Carroll as an employee of BES in the future.   Carroll hereby waives any right to future employment as an employee of BES.

 7.    Stock Options.  Carroll has previously been granted the following options to purchase shares of the Company’s common stock:

                         Exercise
                       Number of                    Price                                                                Expiration
                         Options                     Per Share                  Date of Grant                  Date                     Vesting

                          150,000                        $0.50                      March 5, 2008         March 5, 2013           December 31, 2008

                  All of such options shall have vested on December 31, 2008 and shall remain in full force and effect in accordance with their respective terms.

8.    No Wrongdoing.   Both Parties acknowledge and agree that this Agreement shall not be construed as an assertion of or an admission by the other of any act of wrongdoing,   liability, or responsibility for any wrongdoing of any kind.

9.    Taxation Consequences.   Carroll acknowledges and agrees that BES has made no representations to him regarding the taxation of any portion of the Consideration.  Carroll also understands that he is solely responsible for the payment of all taxes owed by him, if any, related to the Consideration and that BES has no duty to defend him against any such claims.   Further, Carroll agrees that, if requested by BES at any time following his execution of this Agreement, he shall complete, execute, and deliver to BES a Form W-4 and/or Form W-9 providing such information as may be necessary for any party issuing the appropriate Internal Revenue Service form related to the Consideration.

                10.    Indemnification.   The Company agrees to indemnify and to advance funds to pay expenses  to  defend  Carroll  to  the  fullest  extent  permitted  by  the  Company’s  Articles of  Incorporation, Bylaws and applicable law against all expenses, liabilities, losses, damages and costs that are incurred or paid by Carroll in connection with any Proceeding.   For purposes of
                               this Section 10,  “Proceeding” shall mean any threatened, pending or completed action, suit, claim,  demand,  arbitration,  alternate  dispute  resolution  mechanism,  investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether formal or informal, including any and all appeals, whether brought by or in the right of the Company or  otherwise, whether civil, criminal, administrative or investigative, whether formal or informal, in which Carroll was, is or will be involved as a party or otherwise, by reason of or relating to Carroll’s former position as a director, officer and employee of the Company and by reason of or relating to any action or alleged action taken by Carroll (or failure or alleged failure to act)
                               or of any action or alleged action (or failure or alleged failure to act) on Carroll’s part, while acting in his or her capacity as a director, officer or employee of the Company.

11.    Entire Agreement.   Carroll acknowledges and agrees that, except as expressly set forth herein, no representations of any kind or character have been made by or on behalf of BES to induce his execution of this document and that this Agreement constitutes the complete understanding and agreement between him and BES.   Carroll also acknowledges and  agrees that this Agreement supersedes any and all prior agreements, promises, or inducements concerning the subject matter of this Agreement.   By executing and delivering this Agreement, Carroll expressly disclaims any reliance on any representations, promises, or other statements by BES, except to the extent such representations, promises, or other statements are expressly contained in this Agreement.

                12.    Confidentiality.   Carroll and BES agree to maintain the confidentiality of the terms, contents and conditions of this Agreement and shall not further disclose or discuss the
          Agreement except to governmental officials; as required by law; to tax advisors, accountants and attorneys; and for other good cause after notice to the other Party and written approval by the other Party.  Carroll and BES shall instruct their tax advisors, accountants, and attorneys as to the terms of this Paragraph and shall insist upon their compliance with the terms of this Paragraph.
                              However, Carroll acknowledges and understands that this Agreement may be required to be attached to, and filed with, an 8-K, or the terms disclosed as required by applicable laws, and in such event, BES shall be free to do so and this paragraph shall be cancelled and have no further effect on either Party.

13.    Property and Confidential Information.   Carroll represents and warrants that, to his best recollection and belief, he has returned any and all property,  information          or documents including, but not limited to, any and all confidential information belonging to BES, including any originals, copies or summaries currently in Carroll’s possession, custody or  control.

14.    Default and Notice.   In the event that BES fails to make any payment due under the provisions of this Agreement, Carroll shall give written notice of such failure to BES, and    BES shall have a period of fifteen (15) business days from receipt of such notice in which to cure such default.   For purposes of this Paragraph 14, all notices to BES for failure to make any payment due under this Agreement shall be in writing and either hand delivered or sent by Certified Mail, Return Receipt Requested, to Steven R. Jacobs, Jackson Walker L.L.P., 112 East Pecan Street, Suite 2400, San Antonio, Texas 78205.

15.    No Presumption Against Interest.   This Agreement has been jointly negotiated, drafted, and reviewed by Carroll and BES and, therefore, no provision arising directly or indirectly herefrom may be construed against any Party as being drafted by that Party.

16.    Waiver.  No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all Parties to this Agreement.   The waiver by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party, nor shall any waiver operate or be construed as a rescission of this Agreement.

16.    Severability.    The Parties agree that should any part of this Agreement be declared  or  determined  by  a  court  of  competent  jurisdiction  to  be  illegal,  invalid,  or unenforceable, the Parties intend that the legality, validity, and enforceability of the remaining parts shall not be affected thereby, and said illegal, invalid or unenforceable part shall be deemed not to be a part of this Agreement.   However, the Parties have carefully read and understand the provisions herein and agree that all aspects of this Agreement are reasonable.

18.    Captions.     The  captions  contained  in  this  Agreement  are  intended  for convenience only and should not be considered in interpreting the terms of this Agreement.

19.    Understanding   of   Agreement.By   signing   this   Agreement,   Carroll acknowledges that he has fully and carefully read this Agreement, that he fully understands and agrees to its contents and effects, and that he is entering into this Agreement of his own free will and accord.  Carroll further agrees and acknowledges that:

!           He has read and considered the terms of this Agreement, including the Release and Assignment of All Claims set forth in Paragraph 4;

!           He understands and agrees to such terms of his own free will and accord;

                !           He has had an opportunity to consult with an attorney prior to executing this Agreement, and he is hereby advised in writing to consult with counsel of his choice prior to executing and  delivering this Agreement;

               !           The Release and Assignment of all Claims set forth in Paragraph 4 specifically refers to rights and/or claims that may arise under the Age Discrimination in Employment  Act,  29  U.S.C.  §§  621  et seq.,  and  any  similar  state  or  local protective statute;

!           Through this Agreement, he is releasing BES, along with the other parties named above as the “Released Parties,” from any and all claims that he has or may have against them;

!           He has been given at least twenty-one (21) days to consider this Agreement (but remains free to execute this Agreement before the expiration of the twenty-one (21) days);

!           For a seven (7) day period following his execution of this Agreement, he may revoke it, and it will not become effective or enforceable until the expiration of the seven (7) day period; and

!           His revocation, if any, must be in writing and sent to Steven R. Jacobs, Jackson Walker L.L.P., 112 East Pecan Street, Suite 2400, San Antonio, Texas 78205,
            on or before the expiration of the seventh day after this Agreement is executed by Carroll via facsimile at (210) 978-7790 or hand delivery at the address above
            or e-mail to Steven R. Jacobs at sjacobs@jw.com.   If Carroll revokes this Agreement, he shall not be entitled to receive any payments under it.

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